         As filed with the Securities and Exchange Commission on August 22, 2000
                                                        Registration No. 333-___

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        CYPRESS SEMICONDUCTOR CORPORATION

             (Exact name of registrant as specified in its charter)

        Delaware                    3901 North First Street                    94-2885898
(State of Incorporation)        San Jose, California 95134-1599             (I.R.S. Employer
                            (Address of principal executive offices)      Identification Number)

                                 ---------------

                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                      1999 NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the Plans)

                                 ---------------

                                  T.J. RODGERS
                                    President
                        CYPRESS SEMICONDUCTOR CORPORATION
                             3901 North First Street
                         San Jose, California 95134-1599

                                 (408) 943-2600
            (Name, address and telephone number of agent for service)

                                 ---------------

                                   Copies to:

                               John A. Fore, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                            Telephone: (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum      Proposed Maximum       Amount of
   Title of Securities to be      Maximum Amount to      Offering Price Per    Aggregate Offering    Registration
          Registered                be Registered             Share(l)              Price(l)            Fee(2)
-------------------------------- --------------------- ----------------------- -------------------- ----------------
Common Stock, $0.01 par value
per share

    1994 Stock Option Plan           4,973,239                $44.44                 $221,010,741        $58,347

    Employee Qualified Stock
    Purchase Plan                    1,657,746                $44.44                 $ 73,670,232        $19,449

    1999 Non-Statutory Stock
    Option Plan                      1,250,000                $44.44                 $ 55,550,000        $14,665
================================ ===================== ======================= ==================== ================

            Totals                   7,880,985               $ --                    $350,230,973        $92,461
================================ ===================== ======================= ==================== ================

(1) Estimated in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on August 17, 2000.

(2) The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be .000264 multiplied by the maximum aggregate price at which such securities are proposed to be offered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed by Cypress Semiconductor Corporation (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2000 and July 2, 2000;

     (c) The Registrant's Current Reports on Form 8-K filed on March 9, 2000, filed on March 17, 2000, filed on June 14, 2000 (as amended by the Current Report on Form 8-K/A filed on June 16, 2000) filed on June 21, 2000, filed on July 11,2000 and filed on July 27, 2000; and

     (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated August 30, 1988 filed pursuant to
     Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document

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

which also is, or is deemed to be, incorporated by reference herein, modified or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article X of the Registrant's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended: (i) a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; and (ii) the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through provisions contained in the Bylaws, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to statutory and non-statutory limits created by applicable Delaware law with respect to actions for breach of duty to a corporation, its stockholders and others.

     Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the Registrant's Bylaws (the "Bylaws") provides that the Registrant (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving

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

at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Article VI of the Bylaws also provides that the Registrant (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Bylaws also provide that, to the extent that a director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or agent of the Registrant for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant currently maintains liability insurance for its officers and directors.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Index of Exhibits.

     In accordance with the requirements of Item 8(b) of Part II of Form S-8, the Registrant will submit or has submitted the Plans, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS to qualify the Plans.

ITEM 9. UNDERTAKINGS.

     (1) The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new

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

registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

     (4) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cypress Semiconductor Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 22, 2000.

                                      CYPRESS SEMICONDUCTOR CORPORATION

                                      By: /s/ T.J. Rodgers
                                          --------------------------------------
                                          T.J. Rodgers
                                          President, Chief Executive Officer and
                                          Director (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the officers and directors of Cypress Semiconductor Corporation whose signature appears below hereby constitutes and appoints T.J. Rodgers and Emmanuel Hernandez, and each of them acting individually, their true and lawful attorneys-in-fact and agents each with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that each of said attorneys-in-fact and agents, or any substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                       TITLE                                 DATE
-----------------------------------------    ------------------------------------------    -------------------------
/s/ T.J. Rodgers                             President, Chief Executive Officer and
---------------------------                  Director                                          August 22, 2000
T.J. Rodgers                                 (Principal Executive Officer)

/s/ Emmanuel Hernandez                       Chief Financial Officer, Vice President,
---------------------------                  Finance and Administration and Secretary          August 22, 2000
Emmanuel Hernandez                           (Principal Financial and Accounting Officer)

/s/ Alan F. Shugart                          Director                                          August 22, 2000
---------------------------
Alan F. Shugart

/s/ John C. Lewis                            Director                                          August 22, 2000
---------------------------
John C. Lewis

/s/ Fred B. Bialek                           Director                                          August 22, 2000
---------------------------
Fred B. Bialek

/s/ Eric A. Benhamou                         Director                                          August 22, 2000
---------------------------
Eric A. Benhamou

                                INDEX TO EXHIBITS

Exhibit No.                               Description
-----------     ----------------------------------------------------------------------
    4.1(1)      Employee Stock Purchase Plan (and form of agreement thereunder).

    4.2(2) Amended and Restated 1994 Stock Option Plan (and form of agreement thereunder).

    4.3(3)      1999 Non-Statutory Stock Option Plan (and form of agreement thereunder).

    5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
                counsel to the Registrant.

   23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2         Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
                counsel to the Registrant (contained in Exhibit 5.1).

   24.1         Power of Attorney (see page 9).

--------

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-8 filed on December 10, 1998 (File No. 333-68703).

(2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 2000 (File No. 001-10079).

(3) Incorporated by reference from the Registrant's Registration Statement on Form S-8 filed on April 20, 1999 (File No. 333-76665).